                                                                    Exhibit 99.1


STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO
FIXED CHARGES
--------------------------------------------------------------------------------
(Dollar amounts in thousands)

                                                                           Quarter Ended September 30,
                                                                         1998                       1997
                                                                  -----------------           ----------------
Income before gain (loss) on sales of investments in
 rental properties and minority interest                                    $15,336                    $12,986
                                                                  =================           ================

Fixed charges:
 Interest                                                                   $ 8,604                    $ 4,605
 Capitalized interest                                                         3,838                          -
 Other                                                                           12                         28
                                                                  -----------------           ----------------
                                                                            $12,454                    $ 4,633
                                                                  =================           ================

Income before gain (loss) on sales of investments in
 rental properties and minority interest and fixed
 charges, excluding capitalized interest                                    $23,952                    $17,619
                                                                  =================           ================
Divided by fixed charges                                                    $12,454                    $ 4,633
                                                                  =================           ================
Ratio of earnings to fixed charges                                              1.9                        3.8
                                                                  =================           ================

                                                                        Nine months Ended September 30,
                                                                        1998                       1997
                                                                  -----------------           ----------------
Income before gain (loss) on sales of investments in
 rental properties and minority interest                                    $48,123                    $35,603
                                                                  =================           ================

Fixed charges:
 Interest                                                                   $25,966                    $15,344
 Capitalized interest                                                         8,695                          -
 Other                                                                           84                         84
                                                                  -----------------           ----------------
                                                                            $34,745                    $15,428
                                                                  =================           ================

Income before gain (loss) on sales of investments in
 rental properties and minority interest and fixed
 charges, excluding capitalized interest                                    $74,173                    $51,031
                                                                  =================           ================
Divided by fixed charges                                                    $34,745                    $15,428
                                                                  =================           ================
Ratio of earnings to fixed charges                                              2.1                        3.3
                                                                  =================           ================